Exhibit 10.9
The Redbank Finance Facility

BETWEEN

Hunter Energy Pty Limited

AND

Richard Liam Butler

DoorkeeperLegal Level 7, 92 Pitt Street SYDNEY NSW 2000

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	5
2.	HE Loan Agreement – The Redbank Facility	6
2.1	Amendments to HE Loan Agreement	6
3.	Asset Acquisition Finance	6
3.1	Additional Financial Assistance	6
3.2	Redbank Finance Facility	6
3.3	Repayment of the Aggregate Amount	7
3.4	Payments from Fund Raising Activities	7
3.5	Interest	8
3.6	Release	8
3.7	General Terms and Waiver	8
3.8	Binding obligations	8
4.	Conditions Precedent	9
4.1	Conditions Precedent	9
5.	Warranties	9
5.1	HE Warranties	9
5.2	Mutual Acknowledgements	10
5.5	Confirmation	11
5.6	Confirmation of the Relevant Document	11
6.	Effect of Warranties	11
6.1	Giving of Warranties	11
7.	Public announcements	11
7.1	Making announcements	11
7.2	Requirements	11
8.	Confidentiality	12
8.1	Obligation of confidentiality	12
8.2	Disclosure to Recipient	12
8.3	Obligations	12
9.	Default	13
9.1	Default	13
9.2 .	Enforcement	13
10.	General	13
10.1	Nature of obligations	13
10.2	Entire understanding	13
10.3	No adverse construction	13
10.4	Further assurances	14
10.5	No waiver	14

10.6	Severability	14
10.7	Successors and assigns	14
10.8	No assignment	14
10.9	Consents and approvals	14
10.10	No variation	14
10.11	Costs	14
10.12	Governing law and jurisdiction	15
10.13	Notices	15
10.14	Counterparts	15
10.15	Conflicting provisions	15
10.16	No merger	16
10.17	Operation of indemnities	16
10.18	No right of set-off	16
10.19	Relationship of parties	16

Execution

The Redbank Finance Facility

Date  18 December 2020

Parties

1.	Hunter Energy Pty Limited ACN 624 824 791 of Level 33, 52 Martin Place Sydney NSW 2000 Australia (HE)

2.	Richard Liam Butler of 31 Henry Street, Queens Park NSW 2022 (RLB)

Agreed terms

Recitals

A.	HE acquired the Redbank Power Station (Redbank) in September 2018 and has an existing finance facility with RLB (the HE Loan Agreement defined below).

B.	HE is now seeking to complete the acquisition of Redbank pursuant to the Asset Sale Agreement (defined below)

C.	RLB has existing loan arrangements with Biogreen and REL.

D.	RLB has agreed to provide additional finance to HE to complete the acquisition and add the additional amount owing to the existing facility on the amended terms as set out below.

1.	Definitions and interpretation

1.1	Definitions

 In this deed:

 Aggregate Amount means the aggregate of all amounts being all amounts payable by HE to RLB under this deed including without limitation the Redbank Facility Amount and the Relevant Amount and all accrued and unpaid interest on such amounts.

 Authorisation includes:

a)	a consent, registration, filing, agreement, notice of non objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a government agency; and

b)	in relation to anything which a government agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action.

Asset Sale Agreement means the agreement dated 7 September 2018 between Biogreen and HE (together with the Deed of Variation of Asset Sale Agreement between Biogreen and HE dated 28 November 2018).

 ASX means the Australian Securities Exchange.

 Biogreen means Biogreen Energy Pty Limited ACN 608 060 984.

         Biogreen Debt means the total debt owing by Biogreen to RLB which was $1,665,512.89 as at 11 December 2020.

         Biogreen Documents means:

(a)	the document entitled “Loan agreement” dated 20 March 2017 between Biogreen and RLB,

(b)	the document entitled “Debt Assumption Deed” dated 7 September 2018 between Biogreen, HE and RLB;

(c)	the document entitled “General Security Interest” dated 20 March 2017 between Biogreen and RLB, and

(d)	any Related Security.

BR Debt means the indebtedness of Biogreen to REL.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney.

Confidential Information has the meaning given in clause 8.1.

Corporations Act means the Corporations Act 2001 (Cth).

Disclosing Party means the party disclosing the Confidential Information or the party to whom the Confidential Information belongs or relates.

EBITDA means earnings before interest, taxation, depreciation and amortisation according to generally accepted accounting practices in Australia.

Effective Date means the date the conditions in clause 4 are satisfied or waived in accordance with the clause 4.1.

Finance Debt means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of:

(a)	any bill, bond, debenture, note, loan stock or similar instrument (including under a purchase facility for any of them);

(b)	any acceptance, endorsement or discounting arrangement;

(c)	the amount of any liability in respect of any Lease or hire purchase agreement which would, in accordance with accounting standards, be treated as a finance lease;

(d)
any agreement for the deferral of a purchase price or other payment (for more than 90 days) in relation to the acquisition or disposal of any asset or service or other transaction in each case having the commercial effect of a borrowing or of the incurrence of financial accommodation;

(e)
any indemnity, undertaking to pay or counter-indemnity in respect of any guarantee, bond, standby or documentary letter of credit or other instrument of similar effect issued by a bank or financial institution;

(f)	any redeemable shares where the holder has the right, or the right in certain circumstances, to require redemption;

(g)	any guarantee for any items specified above in this definition;

          and irrespective of whether the debt or liability:

(h)	is present or future;

(i)	is actual, prospective, contingent or otherwise;

(j)	is at any time ascertained or unascertained;

(k)	is owed or incurred alone or severally or jointly or both with any other person;

(l)	comprises any combination of the above,

  but excluding indebtedness to trade creditors or the deferred purchase price for goods and services on usual trade terms.

  HE Loan Agreement means the instrument entitled “Loan Agreement” dated 7 September 2018 between HE and RLB.

  HE GSD means the instrument entitled “General Security Deed” dated 7 September 2018 between HE and RLB.

  HE RP Mortgage means the instrument entitled “Mortgage” dated 7 September 2018 between HE and RLB (and annexures).

  Insolvency Event means the happening of any of these events:

(a)
an application (other than a frivolous or vexatious application or an application which is stayed within 15 Business Days) is made to a court or an order is made that the relevant body corporate be wound up other than for the purposes of a solvent reconstruction or amalgamation;

(b)
an application is made to a court or an order appointing a liquidator or provisional liquidator or an examiner or provisional examiner in respect of the relevant body corporate, or one of them is appointed, whether or not under an order;

(c)
a receiver, receiver and manager, liquidator, examiner, trustee or similar officer is appointed in respect of any part of the property of the relevant body corporate and such appointment is not remedied within 15 Business Days;

(d)	an administrator or examiner is appointed to the relevant body corporate or any steps are taken for the appointment of such officer to the relevant body corporate;

(e)
the relevant body corporate commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

(f)
the relevant body corporate is or states that it is unable to pay its debts as and when they fall due or is deemed unable to pay its debts under any applicable legislation (other than as a result of the failure to pay a debt or claim which is the subject of a good faith dispute); or

(g)	anything analogous or having a substantially similar effect to any of the events specified above happens under the laws of any applicable jurisdiction.

  IPO means initial public offering.

  PPS Act means the Personal Property Securities Act 2009 (Cth).

  PPS Security Interest means a security interest as defined in the PPS Act.

  Receiving Party means the party receiving or obtaining the Confidential Information belonging or relating to the Disclosing Party;

  Recipient means any Related Entity, employee, agent, contractor, officer, professional adviser, banker, auditor or other consultant of the Receiving Party;

  Redbank Facility means the HE Loan Agreement as amended by the terms of this deed;

Redbank Facility Amount means the total amount owing including interest at any time by  HE  to  RLB  pursuant  to  the  Redbank  Facility  (being  as  at  11  December   2020 $2,222,615.83).

  REL means Redbank Energy Limited ACN 116 665 608;

  REL Debt means the total amounts owing by REL to RLB which was a minimum of $1,857,151.13 as at 25 November 2020

  REL Documents means:

(a)	the REL Facility Agreement,

(b)	the REL GSD, and

(c)	any Related Security.

  REL Facility Agreement means the document entitled “Facility Agreement” dated December 2019 between REL and RLB.

  REL GSD means document entitled “General Security Deed” dated 28 January 2020 between REL and RLB.

Relevant Amount has the meaning ascribed to it in clause 3.2(d). Relevant Debt Event means the incurring of any Finance Debt by HE. Relevant Event means any of the following:

(a)	the initial public offering of shares in HE,

(b)	the issuing of shares or notes or the raising of financial accommodation by HE (or an entity controlled by HE) which raises in excess of $7,000,000,

(c)	the sale, or transfer of the assets of HE or a substantial part of the assets of HE (without the consent of RLB or

(d)
the acquisition of a relevant interest (as defined in section 608 of the Corporations Act) of more than 30% of the shares in HE by a person after the date of this deed, being a relevant interest not held by that person as at the date of this deed (without the consent of RLB)

   Related Entity has the meaning given in the Corporations Act;

Related Security means in respect of the REL Debt (as defined in clause 2.2(a)) and the Biogreen Debt (as defined in clause 2.2(a)) any Security Interest, guarantee or indemnity which secures or otherwise provides for the payment of the REL Debt or Biogreen Debt.

   Relevant Documents means the HE GSD and HE RP Mortgage.

   Relevant REL Debt A means that part of the REL Debt in the amount of $1,100,000 (but excluding any rights or entitlements referable to any security)

Relevant REL Debt B means that part of the REL Debt other than the Relevant REL Debt A (and including any rights or entitlements referable to the REL GSD or Related Security)

    Security Interest means:

(a)
any third party rights or interests including a mortgage, bill of sale, charge, lien, pledge, trust, encumbrance, power or title retention arrangement, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements or any arrangement having a similar effect; and

(b)	a PPS Security Interest,

  and includes any agreement to create any of them or allow them to exist.

1.2	Interpretation

  In this deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this deed;

(d)	other grammatical forms of defined words or expressions have corresponding meanings; and

(e)	a reference to a document includes the document as modified from time to time and any document replacing it.

2.	HE Loan Agreement – The Redbank Facility

2.1	Amendments to HE Loan Agreement

 The Parties agree to amend the existing HE Loan Agreement to be renamed the “Redbank Finance Facility” by replacing the existing terms with the terms as set out herein and agree as follows.

3.	Asset Acquisition Finance

3.1	Additional Financial Assistance

 RLB agrees to provide additional financial assistance to HE to complete the acquisition of Redbank on the terms set out herein.

3.2	Redbank Finance Facility

The Parties agree as follows:

(a)	RLB advanced a loan to HE pursuant to the HE Loan Agreement at the time of acquiring the Redbank asset. In consideration of that loan HE undertakes to pay:

(i)
RLB’s legal costs and expenses associated with the HE Loan Agreement and the negotiation of this deed including those costs up to 11 December 2020 that have been capitalised and included in the Redbank Facility Amount plus RLB’s further legal costs of $75,000 that shall be added to the Redbank Facility Amount; and

(ii)	RLB the Redbank Facility Amount in the amounts stated in column 2 of the schedule on the dates stated in column 1 of the Schedule B to this deed (Schedule B) as varied by clauses 3.3(a) and 3.4.

(b)	RLB agrees to assign his rights to the Biogreen Debt to HE on the Effective Date on the terms set out herein.

(c)
RLB agrees to assign his rights to the Relevant REL Debt A to HE on the Effective Date on the terms set out herein. HE acknowledges and agrees that as at the date of this deed and on the Effective Date REL continues to be obligated to RLB for the Relevant REL Debt B.

(d)
In consideration of the agreement to assign in clauses 3.2(b) and (c) HE acknowledges and agrees to pay to RLB the amount of $2,765,512.89 as at 11 December  2020  plus  interest  from  11  December  2020  on  the  amount     of $1,665,512.89 (which amount together with interest under clauses 3.5 shall be the “Relevant Amount”) which Relevant Amount shall be paid by HE to RLB in the amounts stated in column 3 of the schedule on the dates stated in column 1 of Schedule B provided however if the Redbank Facility Amount has been repaid then HE shall from the date of such repayment pay by way of repayment of the Relevant Amount the amounts stated in columns 2 and 3 of Schedule B on the dates stated in column 1 of Schedule B.

(e)	HE shall pay to RLB $400,000 on the date of this deed

(f)	Following completion of the above assignments and payment under clause 3.2(e), the Redbank Facility Amount as at the Effective Date shall be the amount set out in Item 1 of Schedule A to this deed.

(g)	Following completion of the above assignments and payment under clause 3.2(e)), the total amount owed by HE to RLB shall be the Aggregate Amount (being the amount stated at item 2 of schedule A).

(h)	The Aggregate Amount owing by HE to RLB shall be fully secured by the HE GSD and HE RP Mortgage.

(i)	HE acknowledges and agrees that RLB will not be required to discharge or release the HE GSD and HE RP Mortgage until HE has paid the Aggregate Amount.

3.3	Repayment of the Aggregate Amount

(a)	HE shall make the following payments to RLB in repayment of the Aggregate Amount:

(i)	The amounts set out in clause 3.2 above on the dates specified in Schedule B; and

(ii)	Where a Relevant Event occurs the following payments in addition to the payments in column 2 and 3 of Schedule B;

a.
Within 2 business days of the date on which the Relevant Event occurs, a minimum of $2,000,000 plus 10% of any funds raised over $10m from the proceeds of the Relevant Event which shall be treated as a prepayment of the next due payments to the extent of $500,000 payable on 20 April 2021, $500,000 payable on 2 September 2021 and $500,000 due on 2 April 2022 and a reduction in the Aggregate Amount; and

b.	thereafter the remaining amount owing to RLB on the dates as set out in the Schedule, and

c.	Up until the successful completion of the listing of HE on the ASX, HE shall continue to meet payments as set out in Schedule B.

(b)	Upon completion of the payments set out in (a) above HE shall pay to RLB any such further amounts (if any) as necessary to repay the Aggregate Amount in full within 7 days of the final payment.

3.4	Payments from Fund Raising Activities

  In addition to the payments set out in Clause 3.3 at all times (other than where a Relevant Event occurs and excluding a pre IPO raising within 3 months of the date of this deed) HE shall pay to RLB a minimum of 20% of all funding raised and received by HE (including without limitation by the issue of shares,   warrants,  options, simple agreements for future equity, notes, debentures or borrowings) which shall be treated as a prepayment of the next due payments to the extent of $500,000 payable on 20 April 2021, $500,000 payable on 2 September 2021 and $500,000 on 2 April 2022 until the Aggregate Amount is repaid in full.

3.5	Interest

(a)	HE shall pay RLB interest on the Aggregate Amount from the date of this deed at the rate of 12% per annum compounding on the first day of each calendar month.

(b)	If any payment is not made within 14 days of the due date, default interest will accrue on that payment at 15% pa compounding daily from the due date until the date on which that payment is made

(c)	All interest shall be added to the total quantum owing under the Redbank Facility and shall be paid at the time of making the final payment of the Redbank Facility.

3.6	Release

 RLB shall provide discharges of the HE GSD and HE RP Mortgage contemporaneously with settlement of the final payment amount owing under this deed.

3.7	General Terms and Waiver

(a)	Each of the repayments by HE will be allocated to accrued interest and then to outstanding principal

(b)	HE can repay the Aggregate Amount early.

(c)
HE and RLB waive any pre-existing claims that they may have against the other in relation to or in connection with the HE Loan Agreement, HE GSD and HE RP Mortgage. HE and RLB agree that this deed can be pleaded by the other as a bar against any proceedings based on or arising out of any alleged pre-existing claims.

(d)
HE undertakes to obtain the prior written consent of RLB to the description and content of this deed before that description or content is provided to any third party (including without limitation in any prospectus, information memorandum, email, letter or other communication) which consent shall not be unreasonably withheld.

(e)	HE undertakes:

(i)	not to incur any Finance Debt (or allow any subsidiary or entity controlled by HE) without the prior written consent of RLB, and

(ii)	should any Finance Debt be incurred by HE (or any subsidiary or entity controlled by HE) in breach of 3.7 (e) (i) then the Aggregate Amount shall become immediately payable by HE to RLB.

(f)	HE undertakes to immediately notify RLB of any Relevant Event or event specified in clause 3.4.

3.8	Binding obligations

 Each party agrees that this deed will be binding on the parties.

4.	Conditions Precedent

4.1	Conditions Precedent

 This deed is subject to the following conditions precedent. The Effective Date shall occur upon the following conditions precedent being satisfied within 21 Business Days of the date of this deed (in form and substance satisfactory to RLB) or being waived or extended by mutual agreement:

(i)	HE has paid to RLB the amount specified in clause 3.2(e) on the date of this deed,

(ii)	REL has agreed to assign and assigns on the Effective Date the BR Debt to HE on terms acceptable to HE; and

(iii)	HE has reached agreement with Biogreen to acquire the rights under the Asset Sale Agreement and has successfully completed the acquisition of those rights.

 If such conditions have not been satisfied in form and substance satisfactory to RLB or have not been waived or extended by mutual agreement within 21 Business Days of the date of this deed, then this deed shall upon notice from RLB to HE or by mutual agreement be terminated and be of no force or effect and any payment made by HE shall be applied to reduce HE’s liability under the HE Loan Agreement.

5.	Warranties

5.1	HE Warranties

  HE represents and warrants that:

(a)	corporate existence: it is a body corporate validly existing under the laws of its place of incorporation;

(b)
power and capacity: it has the power and capacity to enter into and perform its obligations under this deed, the HE GSD and HE RP Mortgage and to own its assets and to carry on its business as it is now being conducted;

(c)
authority: it and its directors have taken all necessary action to authorise the signing, delivery and performance of this agreement and the documents required under this deed, the HE GSD and HE RP Mortgage in accordance with their respective terms;

(d)	validity of obligations: this deed, the HE GSD and HE RP Mortgage constitute valid and binding obligations upon it enforceable in accordance with its terms;

(e)	no breach: the signing and delivery of this deed and the performance by it of its obligations under it complies with:

(i)	each applicable law and Authorisation;

(ii)	its constitution;

(iii)	a Security Interest or document binding on it; and

(f)	no Insolvency Event: no Insolvency Event has occurred in relation to it;

(g)
nature of investment: it understands and acknowledges that RLB is making no representation or warranty with respect to or in connection with the REL Debt or the Biogreen Debt (including with respect to their terms, any Related Security, the amount of the debt or the validity or enforceability of the debt or the ability to assign the debt including the need for any consent or approval from any person) and that the acquisition by HE of the REL Debt and Biogreen Debt involves risks (including economic, credit and legal risks) which it acknowledges; and

(h)
access to data: it believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the REL Debt and the Biogreen Debt (and any Related Security) and it also acknowledges that it is relying solely on its own counsel and not on any statements or representations of RLB or his agents with respect to the REL Debt and the Biogreen Debt for legal advice with respect to this deed.

5.2	Mutual Acknowledgements

HE and RLB acknowledge and agree:

(a)	that the HE GSD is amended from the date of this deed by:

(i)	inserting at the end of the definition of “Secured Money” in the HE GSD the words “and the Redbank Finance Facility Agreement”, and

(ii)	inserting a definition in clause 1.1 of “Redbank Finance Facility Agreement means the deed so entitled between the Grantor and the Secured Party”,

(b)	That the HE RP Mortgage is amended from the date of this deed by:

(i)	inserting at the end of the definition of “Secured Money” in the HE RP Mortgage the words “and the Redbank Finance Facility Agreement HE Restructure Deed”, and

(ii)	inserting a definition in clause 1.1 of “Redbank Finance Facility Agreement Deed means the deed so entitled between the Mortgagor and the Mortgagee”,

(c)	that the Relevant Documents continue in full force and effect;

(d)
that the Relevant Documents and this deed supersedes all previous agreements, understandings, negotiations or deeds in respect of its subject matter and embodies the entire agreement between the parties, and

(e)
to do all acts, matters and things as may be required to effect the terms of this deed including assisting HE to acquire the rights under the Asset Sale Agreement and obtain creditor consent to the acquisition of the Asset Sale Agreement.

5.3	HE represents, warrants and acknowledges to RLB that:

(a)	each Relevant Document remains valid, binding and enforceable and continues to secure the Secured Money (as defined in the HE GSD and HE RP Mortgage),

(b)	nothing in this deed affects the validity or enforceability of a Relevant Document, and

(c)
nothing in this deed prejudices or adversely affects any right, power, authority, discretion or remedy which arose under or in connection with the Relevant Document before or after the date of this deed.

5.4	Confirmation

 On and with effect from the date of this deed, each party is bound by each Relevant Document as amended and restated by this deed.

5.5	Confirmation of the Relevant Document

 HE confirms, acknowledges, undertakes, covenants and agrees to RLB on the date of this deed in the terms set out in the HE GSD and HE RP Mortgage.

6.	Effect of Warranties

6.1	Giving of Warranties

(a)	HE represents and warrants to RLB that each of the representations and warranties in clause 5 are true and accurate in all material respects:

(i)	as at the date of this deed; and

(ii)	on each date a payment is required to be made by HE under this deed.

(b)	HE acknowledges that RLB has entered into this deed in reliance on the representations and warranties in clause 5 of this deed.

7.	Public announcements

7.1	Making announcements

 A party to this deed must not make, or authorise or cause to be made, any public announcement relating to the negotiations between the parties or the subject matter of this deed unless:

(a)	it has the prior written consent of each other party to this deed; or

(b)	it is required to do so by law or by the rules of any financial market (as defined in the Corporations Act) to which a party, or a Related Entity of a party, is subject.

7.2	Requirements

 If a party is required to make a public announcement under clause 7.1(b), it must before doing so, to the extent practicable and as soon as reasonably possible:

(a)	notify each other party of the proposed announcement;

(b)	consult with each other party as to its content; and

(c)	use reasonable endeavours to comply with any reasonable request by any other party concerning the proposed announcement.

8.	Confidentiality

8.1	Obligation of confidentiality

All information exchanged between the parties under or in connection with this deed (including the terms of this deed) or during the negotiations preceding this deed is confidential to them ("Confidential Information") and may not be disclosed to any person except:

(a)	with the consent of the Disclosing Party;

(b)	if required by any court order, law, or the applicable rules of any financial market (as defined in the Corporations Act);

(c)	if strictly and necessarily required in connection with legal proceedings related to this deed; or

(d)	if the information is generally and publicly available other than as a result of a breach of confidence by the person receiving the information.

8.2	Disclosure to Recipient

A Receiving Party may disclose Confidential Information to a Recipient only if the disclosure is made to the Recipient strictly on a "need to know basis" and, prior to the disclosure:

(a)	the Receiving Party notifies the Recipient of the confidential nature of the Confidential Information to be disclosed; and

(b)
the Recipient has given an undertaking to the Receiving Party, for the benefit of the Disclosing Party, to be bound by the obligations in this deed as if the Recipient were a Receiving Party in relation to the Confidential Information to be disclosed.

8.3	Obligations

 The Receiving Party must take all reasonable steps to ensure that any person to whom the Receiving Party is permitted to disclose Confidential Information under clause 8.1 complies at all times with the terms of this deed as if that person were a Receiving Party.

9.	Default

9.1	Default

          The following events are each individually a Default:

(a)	HE fails to make a payment on the date that it is due for payment under this deed;

(b)	HE breaches any other term of this deed; or

(d)	HE breaches any material term of the Relevant Documents (for the avoidance of doubt this may be a breach of the HE GSD or of the HE RP Mortgage).

9.2	Enforcement

On the occurrence of a Default, RLB may issue a written notice of default to Hunter Energy requesting rectification of the Default within 21 days of receipt of such notice

(A)
If the Default is not remedied (where it is capable of remedy) or otherwise reasonably rectified (where it is not capable of remedy) within the 21 days allowed by the notice, then, the whole of the Aggregate Amount and accrued interest will be immediately due and payable by HE to RLB; and

(B)	RLB may enforce the HE GSD and HE RP Mortgage in respect of the Aggregate Amount.

10.	General

10.1	Nature of obligations

(a)	Any provision in this deed which binds more than 1 person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this deed in favour of another is a separate obligation.

10.2	Entire understanding

(a)
This deed contains the entire understanding between the parties concerning the subject matter of the deed and supersedes, terminates and replaces all prior deeds and communications between the parties.

(b)
Each party acknowledges that, except as expressly stated in this deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of the other party in relation to the subject matter of this deed.

10.3	No adverse construction

          This deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

10.4	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this deed.

10.5	No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this deed does not operate as a waiver of the power or right.

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this deed.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

10.6	Severability

          Any provision of this deed which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this deed in any other case,

           without invalidating or affecting the remaining provisions of this deed or the validity of that provision in any other jurisdiction.

10.7	Successors and assigns

          This deed binds and benefits the parties and their respective successors and permitted assigns.

10.8	No assignment

          A party cannot assign or otherwise transfer the benefit of this deed without the prior written consent of each other party.

10.9	Consents and approvals

          Where anything depends on the consent or approval of a party then, unless this deed provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

10.10	No variation

          This deed cannot be amended or varied except in writing signed by the parties.

10.11	Costs

          Each party must pay its own legal costs of and incidental to the preparation and completion of this deed.

10.12	Governing law and jurisdiction

(a)	This deed is governed by and must be construed in accordance with the laws in force in New South Wales.

(b)
The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this deed, its performance or subject matter.

10.13	Notices

          Any notice or other communication to or by a party under this deed:

(a)	may be given by personal service, post or electronic mail (email);

(b)
must be in writing, legible and in English addressed (depending on the manner in which it is given) to the address last notified by the party to the sender by notice given in accordance with this clause;

(c)	in the case of a corporation, must be signed by an officer or authorised representative of the sender or in accordance with section 127 of the Corporations Act; and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, 2 Business Days (or 6, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii)
if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9.00 am on the next Business Day.

10.14	Counterparts

 If this deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

10.15	Conflicting provisions

 If there is any conflict between the main body of this deed and any schedules or annexures comprising it, then the provisions of the main body of this deed prevail.

10.16	No merger

 A term or condition of, or act done in connection with, this deed does not operate as a merger of any of the rights or remedies of the parties under this deed and those rights and remedies continue unchanged.

10.17	Operation of indemnities

          Unless this deed expressly provides otherwise:

(a)	each indemnity in this deed survives the expiry or termination of this deed; and

(b)	a party may recover a payment under an indemnity in this deed before it makes the payment in respect of which the indemnity is given.

10.18	No right of set-off

          Unless this deed expressly provides otherwise, a party has no right of set-off against a payment due to another party.

10.19	Relationship of parties

Unless this deed expressly provides otherwise, nothing in this deed may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary. The parties are specifically not associates of each other and take individual decisions in relation to the matters outlined in this deed.

Schedule A

Item 1 Following the $400,000 payment by HE to RLB on the date of this deed the Redbank Facility Amount owed by HE to RLB on the date of this deed is $1, 897,615.83 and the Redbank Facility Amount owing at the Effective Date shall be (following the payment of $400,000 by HE to RLB on the date of this deed) $1,897,615.83 plus interest from 11 December 2020 to the Effective Date accruing in accordance with this deed.

Item 2 Following the $400,000 payment by HE to RLB on the date of this deed the Aggregate Amount owed by HE to RLB on the date of this deed is $4,663,128.72 and the Aggregate Amount owing on the Effective Date shall be (following the payment of $400,000 by HE to RLB on the date of this deed) $4,663,128.72 plus interest from 11 December 2020 to the Effective Date accruing in accordance with this deed.

Schedule B

Date	Repayment of Redbank Facility Amount	Payment of Relevant Amount
Date of this deed	$400,000
2 January 2021	$30,000
2 February 2021	$30,000
2 March 2021	$30,000
20 April 2021	$530,000
2 May 2021	$50,000
2 June 2021	$50,000
2 July 2021	$50,000
2 August 2021	$50,000
2 September 2021	$550,000
2 October 2021	$50,000
2 November 2021	$50,000

2 December 2021	$50,000
2 January 2022	$50,000
2 February 2022	$50,000
2 March 2022	$50,000
2 April 2022	$550,000
2 May 2022	$50,000
2 June 2022	$50,000
2 July 2022	$50,000
31 July 2022	Redbank Facility Amount	Balance of Aggregate Amount

Execution

Executed as deed on 18 December 2020.

Signed Sealed and Delivered by Hunter Energy Pty Ltd in accordance with section 127(1) of the Corporations Act:

Signature of Director	Signature of Director
/s/ James Myatt	/s/ Warren Kember

 Signed Sealed and Delivered by Richard Liam
 Butler in the presence of:

/s/ [illegible]	/s/ Richard Liam Butler
Signature of Witness	Signature of Richard Liam Butler